Report of Independent
Auditors


To the Shareholders
and Board of Trustees
of
PaineWebber Utility
Income Fund

In planning and
performing our audit
of the financial
statements of
PaineWebber
Utility Income Fund
for the year ended
March 31, 2000, we
considered its
internal
control, including
control activities
for safeguarding
securities, to
determine our
auditing procedures
for the purpose of
expressing our
opinion on the
financial
statements and to
comply with the
requirements of Form
N-SAR, and not to
provide assurance on
internal control.

The management of
PaineWebber Utility
Income Fund is
responsible for
establishing
and maintaining
internal control.  In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected benefits
and related
costs of internal
control. Generally,
internal controls
that are relevant to
an audit
pertain to the
entity's objective of
preparing financial
statements for
external purposes
that are fairly
presented in
conformity with
accounting principles
generally accepted
in the United States.
Those internal
controls include the
safeguarding of
assets against
unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in any
internal control,
misstatements due to
errors or
fraud may occur and
not be detected.
Also, projections of
any evaluation of
internal
control to future
periods are subject
to the risk that
internal control may
become
inadequate because of
changes in
conditions, or that
the degree of
compliance with
the policies or
procedures may
deteriorate.

Our consideration of
internal control
would not necessarily
disclose all matters
in
internal control that
might be material
weaknesses under
standards established
by
the American
Institute of
Certified Public
Accountants. A
material weakness is
a
condition in which
the design or
operation of one or
more of the specific
internal
control components
does not reduce to a
relatively low level
the risk that errors
or
fraud in amounts that
would be material in
relation to the
financial statements
being
audited may occur and
not be detected
within a timely
period by employees
in the
normal course of
performing their
assigned functions.
However, we noted no
matters
involving internal
control, including
control activities
for safeguarding
securities,
and its operation
that we consider to
be material
weaknesses as defined
above as of
March 31, 2000.

This report is
intended solely for
the information and
use of the
shareholders, board
of
trustees and
management of
PaineWebber Utility
Income Fund and the
Securities and
Exchange Commission
and is not intended
to be and should not
be used by anyone
other than these
specified parties.



ERNST & YOUNG LLP
May 25, 2000